EXHIBIT 99.1

InfoSpace Board Authorizes Up to $100 Million Stock Repurchase

BELLEVUE, Wash. (May 16, 2005) – InfoSpace, Inc. (NASDAQ: INSP) today announced that its Board of Directors has authorized the repurchase of up to $100 million of its outstanding common stock.

“We believe the current market price of our stock does not reflect the strength of the business and our ability to generate long-term value for shareholders,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “Our strong cash position and profitability provide us with the flexibility to repurchase shares while continuing to invest in future growth.”

Subject to applicable securities laws, the shares may be repurchased from time to time in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations. The Company’s Board of Directors has authorized that purchases may be made under Rule 10b5-1 of the Securities Exchange Act of 1934. A Rule 10b5-1 plan allows InfoSpace to repurchase its shares during periods when the Company would normally not be active in the market due to its own internal trading blackout periods.

Cash, cash equivalents, and marketable investments at March 31, 2005 totaled approximately $384 million, and the Company had no debt obligations. As of May 2, 2005, InfoSpace had approximately 33.2 million shares of common stock outstanding.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a leader in private-label search, online directory and mobile entertainment. InfoSpace consists of two divisions – Search & Directory and Mobile. The Search & Directory division uses its unique metasearch technology to power a portfolio of branded Web sites and provide private-label search and online directory services. InfoSpace Mobile is a global provider and publisher of wireless content, including ringtones, games, graphics and more, as well as infrastructure solutions that help customers build stronger brands and generate revenue. InfoSpace Mobile distributes its applications through mobile operators, including Cingular Wireless, T-Mobile, Verizon Wireless, Nextel, Sprint, Virgin Mobile, Vodafone, O2, Orange, 3, TIM and Telefonica Moviles. More information can be found at www.infospaceinc.com.

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This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation, statements regarding the repurchase of InfoSpace stock, stock price, future growth and projected financial performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.”

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACTS:

Nancy Bacchieri

Vice President – Communications

(425) 201-8722

nancy.bacchieri@infospace.com

Amina Suchoski

Communications Manager

(425) 201-8681; (206) 229-0496 mobile

amina.suchoski@infospace.com

Stacy Ybarra

Communications Manager

(425) 709-8127

stacy.ybarra@infospace.com